SOFTWARE LICENSE AGREEMENT

The following document constitutes a Software License Agreement (together with its appendices, the “Agreement”), which is entered into as of September 28, 2012 (“Effective Date”) by and between:

JIA, Inc., a corporation organized and existing under the laws of the State of Washington, United States of America, located at 203 SE Park Plaza Drive, Suite 250, Vancouver, Washington, 98684, hereinafter referred to as “JIA”, and

LifeVantage Corporation, a corporation organized and existing under the laws of the State of Utah , located at 9815 S. Monroe Street, Suite 100, Sandy, UT 84070 , hereinafter referred to as “Licensee”.

1.	DEFINITIONS

"Affiliate" means, with respect to either Party, any other person directly or indirectly controlling, controlled by or under common control with that Party.  The term "control" means the beneficial ownership of 51% or more of the voting equity securities or other equivalent voting interests of the relevant person together with the power to direct or cause the direction of the management, policies and/or affairs of that person.

"Confidential Information" shall have the meaning as specified in the Confidentiality Agreement attached hereto as Appendix B.

"Licensed Software” means particular program(s) selected by the Licensee as described in the Software section of the Order Form, represented in Appendix A.

“Operational Entity” LifeVantage Corporation is the business unit that will be utilizing the Licensed Software.

"User" means Licensee’s employees and independent sales representatives using the Licensed Software.

2.	GRANT OF LICENSE

JIA hereby grants and Licensee hereby accepts a nonexclusive, nontransferable license to use the Licensed Software, for use by Licensee, as described on the Order Form as defined in Appendix A in accordance with the terms set forth in this Agreement. JIA reserves all rights not expressly granted to Licensee.

3.	LICENSE FEES

Licensee shall pay the fees for the Licensed Software as described on the Order Form. Any late payment according to the terms set forth in the Order Form shall be subject to a late payment charge of one and one half percent (1 1/2%) per month, or the maximum allowed by law, whichever is less, on the past due balance, commencing with the payment's due date. The license fees stated herein are for the Licensed Software only and are exclusive of all taxes, duties, and

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other governmental charges. The Licensee agrees to pay any and all taxes, duties, and other governmental charges on the Licensed Software however designated or levied.

4.	USE RESTRICTIONS

Licensee's right to use the Licensed Software is limited to use by Licensee's employees for Licensee's own internal business purposes, which shall not compete or conflict with the interest of JIA. This License allows use of the Licensed Software for a single Operational Entity as defined in Section 1. Licensee shall not have the right to sublicense the Licensed Software or to otherwise allow the use of the Software by any other person, including it’s affiliates, or third party entity without JIA's prior written consent.

Upon JIA’s request, Licensee will immediately provide written disclosure of all users, Affiliates, businesses or other entities accessing the Licensed Software. Licensee agrees to not attempt to exceed in any manner the type or quantity of users allowed to access the Licensed Software defined in the Order Form. Should Licensee require additional users or Affiliates to have access to the Licensed Software, Licensee agrees to contact JIA and satisfy any applicable commercial conditions prior to additional usage.

5.	COPY RESTRICTIONS

Licensee shall not: (a) copy the Licensed Software except as required for use as provided in this Agreement and for archival storage to assure against loss, and then only if Licensee reproduces and includes JIA’s copyright notice and other proprietary notices on each copy; (b) alter, remove, distort or otherwise disturb any copyright, patent, trademark or other proprietary rights notices on the Licensed Software or any other materials that JIA provides under this Agreement; (c) modify the Licensed Software (notwithstanding Section 6) or any Confidential Information without JIA’s prior written consent; or (d) reverse engineer, decompile or disassemble the Licensed Software or any Confidential Information except to the extent applicable law allows Licensee to do so to create interfaces or any other purpose required by law, and then only if Licensee gives JIA prior written notice and the opportunity to submit a proposal to Licensee for any interfaces or other purposes required by law.

6.	OWNERSHIP

JIA shall own all changes and/or modifications made by JIA (JIA owned modifications) or Licensee to the Licensed Software. Without limiting the preceding, Licensee, on its own behalf, (a) acknowledges and agrees that JIA shall be considered the author for copyright purposes of all copyrightable material contained in JIA owned modifications and JIA owned materials, and (b) acknowledges JIA’s authorship and/or ownership of all intellectual property and proprietary rights with respect to the Licensed Software, including without limitation, all copyright, trademark, patent, service mark, logo, Confidential Information of JIA or trade secret rights, and (c) disclaims any and all such interests. For good and valuable consideration, including the license rights granted to Licensee under this Agreement, Licensee irrevocably assigns to JIA all right, title and interest in and to all changes, modifications and/or enhancements made by or on behalf of Licensee before or after the date of this Agreement, as and when created, including without limitation, all copyrights, patent rights, trademark rights, and trade secret rights therein. Upon Licensee’s request, Licensee will execute and deliver to JIA any documentation reasonably requested by JIA to reflect that assignment. Rights granted by JIA to Licensee under this Agreement shall in no manner affect exclusive ownership by JIA of the Licensed Software. JIA shall have the right to retain, obtain, and hold in its own name all copyrights, registrations, and similar protection which may be available with respect to the Licensed Software. Licensee will assist JIA, at JIA’s expense, to perfect the ownership of such rights in JIA, and to that end Licensee shall require all employees, independent contractors and consultants to disclose all such JIA owned modifications and JIA owned materials to Licensee and JIA. Licensee shall require those employees and independent contractors either to assign any and all rights therein to JIA, as and when created. Licensee warrants to have executed a written assignment of those rights to JIA and that Licensee will not in any way contest JIA’s ownership of those rights. No right, license or other right is granted to Licensee, expressly or by implication, estoppel or otherwise, with respect to any proprietary information or patent, copyright,

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trade secret or other intellectual property right owned or controlled by JIA except as expressly provided in this Agreement. JIA does not own Licensee’s Confidential Information and will either return or destroy it upon termination of this Agreement, upon request. Reverse engineering, decompilation or any other source code derivations of any object code and Confidential Information by Licensee are expressly prohibited

7.	TERM AND TERMINATION

The term of Licensee's license under this Agreement shall commence upon the Effective Date and shall remain in force so long as Licensee is not in default under this Agreement. In the event of a breach of Sections 4, 5 or 6 above, or Sections 9, 10, 14, or Confidentiality Agreement below, this Agreement will terminate immediately without notice or an opportunity to cure. In the event that Licensee defaults under any other section of this Agreement and that default is not cured within thirty (30) days following written notice from JIA, Licensee's rights hereunder shall terminate. Upon termination of this Agreement for any reason, Licensee will (a) delete and destroy or return to JIA the original and all copies of the Licensed Software and not to retain any copies of the Licensed Software; and (b) within 30 days of termination, will certify in writing that Licensee has complied with the terms of this paragraph.

8.	WARRANTY DISCLAIMER

Licensee acknowledges and agrees that it has been provided with ample opportunity to evaluate the suitability of the Licensed Software for Licensee's needs. Licensee shall look to the services offered by JIA pursuant to its maintenance program under a separate agreement as the exclusive remedy with respect to any errors in or problems with the Licensed Software. JIA DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE LICENSED SOFTWARE, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL JIA BE LIABLE FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER OR FOR ANY LOST PROFITS, LOST OF USE OR COST OF CURE. JIA'S LIABILITY SHALL IN NO EVENT EXCEED THE LIMITATION OF LIABILITY IDENTIFIED IN THE SOFTWARE SERVICES AGREEMENT EXECUTED BETWEEN THE LICENSEE AND JIA .

9.	TRADE SECRETS & CONFIDENTIALITY

Without limiting JIA’s intellectual property rights, Licensee acknowledges and agrees, on its own behalf: (a) that the Licensed Software and the source code for the Licensed Software (the “Source Code”) are JIA’s valuable trade secret; (b) that the Licensed Software is the fundamental product offered by JIA and any unapproved release of the Licensed Software, the Source Code or any of JIA’s other Confidential Information will be materially damaging to JIA; (c) that Licensee and the Users will exercise great care to protect the Licensed Software and the Source Code and JIA’s other Confidential Information from being viewed or accessed by an unauthorized individual or entity; (d) that Licensee shall keep the Source Code and JIA’s other Confidential Information at a location designated that will support Licensee’s obligations of Confidentiality; and (e) not to allow anyone but the Users to access or use the Licensed Software, the Source Code or any of JIA’s other Confidential Information. Without limiting the preceding, Licensee will ensure that except for Licensee and the Users, none of Licensee’s other Affiliates, access or use the Licensed Software, the Source Code or any of JIA’s other Confidential Information.

Each Party will promptly inform the other Party of any improper access or breach of its confidentiality obligations, and cooperate in all respects in protecting the disclosing Party’s interests in and to Confidential Information. Nothing in this Agreement may be construed to affect the intellectual and proprietary rights of either Party or Licensee in and to its Confidential Information, including as modified by JIA or Licensee with or without permission.

This section, and the Confidentiality Agreement in Appendix B,shall survive the termination of this Agreement for any and all reasons. Upon termination of this Agreement, both Parties agree to return to the other Party all written materials, software, hardware, lists, and other information that contains Confidential Information of the disclosing Party upon request.

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10.	MODIFICATIONS; SOURCE CODE

Licensee is not authorized to access or alter Source Code of the Licensed Software in any manner unless a source code license to the Licensed Software has been purchased from JIA. If Licensee obtains access to any Source Code, whether from JIA or otherwise, Licensee shall treat that Source Code as Confidential Information constituting a trade secret of JIA, subject to the restrictions set forth in Sections 4, 5, 6, 9 and the Confidentiality Agreement of this Software License Agreement.

If Licensee purchases a Source Code license from JIA, Licensee is not authorized to grant access to the Source Code of the Licensed Software to any consultant, contractor, agent or third-party of any kind unless such access has been authorized by JIA in writing. JIA may, among other factors, condition the grant of access to the Source Code to the proposed recipient’s execution and delivery to JIA of a non-disclosure and confidentiality agreement in form and content satisfactory to JIA in its sole discretion. Any breach of these terms will be considered a violation by Customer and Licensee of the conditions set forth in Sections 4, 5, 6 and 9 of this Agreement and the Confidentiality Agreement set forth in Appendix B of this Agreement.

Any modifications made to the Source Code and Licensed Software at the request of Licensee, whether made by JIA, Licensee or an employee, agent or representative of Licensee under the Source Code license, shall be for Licensee's own internal use only, shall be considered part of the Licensed Software, shall be owned by JIA, and shall be subject to the restrictions on the Source Code and Licensed Software, as applicable, provided for in this Agreement.

11.	ACCEPTANCE

JIA shall install the current general release version of Licensed Software on servers accessible to the Licensee. The Licensed Software shall be considered to have been successfully installed and accepted by the Licensee when the Licensee is able to successfully login to the Licensed Software located upon the servers designated by the Licensee. All payments made by Licensee for the Licensed Software under this Agreement are fully earned and non-refundable.

12.	INDEMNITY BY JIA

JIA agrees to indemnify Licensee, as limited by this paragraph and paragraph 8 of the Agreement, with respect to any suit, claim or proceeding brought by a third party against Licensee alleging that Licensee's use of the Licensed Software constitutes an infringement of any valid United States patent or copyright. JIA agrees to defend Licensee against any such claims and to pay litigation costs, reasonable attorney's fees, and damages awarded by a court of competent jurisdiction to that third party if, and only if, Licensee promptly gives notice to JIA of any such suit, claim or proceeding, tenders sole control of such suit, claim or proceeding to JIA, and cooperates with JIA in the defense or settlement of such suit, claim or proceeding.

If a claim or allegation is made, or in either Party's judgment is likely to arise, JIA may, at JIA's option:

(i)	procure for Licensee the right to continue using the Licensed Software;

(ii)	replace or modify the Licensed Software so that Licensee's use is not subject to any such claim or allegation; or

(iii)	accept return of the Licensed Software to JIA, and in the event of such return, refund the license fee paid for the Licensed Software, less a discount for Licensee’s past beneficial use.

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Upon JIA’s satisfaction of any of the preceding options, JIA shall have no further liability or obligations arising from any claim of patent or copyright infringement under this Agreement or otherwise.

JIA's indemnity obligations shall not apply to claims to the extent that they arise from any modification or alteration of Licensed Software by anyone other than JIA.

13.	KEY FILES

Licensee acknowledges that the Licensed Software may contain Key Files which are a form of disabling code. For the purposes of this section, "disabling code" means computer code which interferes with the normal operation of the Licensed Software in order to prevent unauthorized use of the Licensed Software.

14.	GENERAL PROVISIONS

All notices, requests and demands to or upon the respective Parties shall be in writing to:

To Licensee:                 To:

LifeVantage Corporation	JIA, Inc.
9815 S. Monroe Street, Suite 100, Sandy, UT 84070	203 SE Park Plaza Dr, Suite 250
Vancouver, WA 98684
Attn: Bob Cutler	Attn: Accounting Department

Neither Party shall be liable for any failure or delay in its performance under this Agreement, except for payment of invoices, due to causes, including, but not limited to, acts of God, acts of civil or military authority, fires, epidemics, floods, earthquakes, riots, wars, sabotage, labor shortages or labor disputes, and governmental actions, which are beyond reasonable control. Any delay incurred as a result of such causes shall extend the term of this Agreement for a period equal to the duration of the cause.

14.1.	Announcement
JIA and Licensee may acknowledge, announce, or in similar fashion reveal the existence of their business relationship provided such announcement does not infringe upon either the Confidential Information of the other Party or Licensee or does not provide in any detail the specific rates, terms, and conditions found within this Agreement. Additionally, each Party may place the logo of and a link to the other Party or Licensee on its Web page and tradeshow booth.

14.2.	Assignment
This Agreement is assignable by JIA upon written notice to Licensee. This Agreement is not assignable by Licensee without written consent of JIA. In the event of assignment, the promises and covenants herein contained shall continue to be binding upon the original parties.

14.3.	Invalid Provisions
If any provision of this Agreement is invalid or unenforceable, then the remainder of this Agreement shall not be affected thereby.

14.4.	Entire Agreement; Amendments

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This Agreement supersedes all prior agreements, letters of intent, negotiations, representations and proposals, written or oral, requests for proposals, or previous discussions of the Parties. There have been no other promises or inducements, oral or written, given by any Party to the other to enter into this Agreement. The Parties agree that this Agreement or any term or provision thereof shall not be modified in any manner whatsoever without the written authorization of both Parties hereto and signed by both an authorized representative of Licensee and by an authorized representative of JIA.

14.5.	Governing Laws
This Agreement shall be governed by and construed in accordance with the laws of the state of Washington. Jurisdiction and Venue for any dispute regarding this Agreement will be based in Clark County, Washington.

14.6.	Arbitration
Licensee and JIA agree that any controversy or disputes arising out of this Agreement, or the breach thereof, will be resolved as described in this Section. The Parties will endeavor to settle such dispute amicably. If the Parties, and if applicable, Licensee, shall fail to settle any dispute, such dispute shall be finally settled by binding arbitration conducted in Clark County, Washington. All arbitration shall be in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The Parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in this Agreement shall be valid and sufficient. The non-prevailing Party shall pay all costs and expenses incurred by the prevailing Party.

14.7.	Attorney Fees
The prevailing Party in any arbitration or lawsuit concerning this Agreement or any matter related thereto shall be entitled to any award of reasonable attorney fees and costs from the other, including fees incurred through trial, appeal or in bankruptcy proceedings.

14.8.	Authority
Each individual signing this Agreement warrants that he or she is authorized to, and by his or her signature does intend to, bind the entity or person for which he or she purports to act.

14.9.	Equitable Relief
Because Licensee will have access to and become acquainted with Confidential information of JIA, the unauthorized use or disclosure of which would cause irreparable harm and significant injury which may be difficult to ascertain and which may not be compensable by damages alone, each Party agrees that the other Party will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that each Party may have for the other Party’s breach of this Agreement.

14.10.	Inspection
JIA have the right to inspect, from time to time, the Licensed Software, the Licensed Software database, User profiles, User count or other applicable criteria to ensure compliance to this Agreement at JIA’s discretion. JIA shall treat such information as Confidential.

14.11.	Hiring of JIA Personnel
JIA has invested significant time and resources in the selection, training, education and development of each JIA employee. Licensee, on its own behalf, acknowledges and agrees that significant harm and damage would result to JIA in the event JIA’s employee was to terminate employment with JIA to work for Licensee, whether as an employee or as an independent contractor.

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14.11.1.
Licensee will not directly or indirectly through any other person enter into any discussion about employment, engagement or compensation in any form whatsoever, or the possibility of the same including offers of employment, engagement, compensation, or other arrangements of forming a business relationship directly with any employee of JIA unless express written permission has been granted by JIA in advance. The Parties hereto do hereby acknowledge that JIA would suffer significant damage in the event that an employee of JIA were to become employed in any way by Licensee within [***] of the employees termination from JIA.

14.11.2.
The Parties further agree that it would be difficult to ascertain with any degree of certainty the amount of damages which would be sustained by JIA. In light of the foregoing, the Parties hereto do hereby agree that in the event an employee of JIA does become so employed by Licensee within the time period set forth herein, Licensee shall pay to JIA as liquidated damages, and not as a penalty, an amount equal to [***] of the employee’s last salary at JIA, which sum shall be compensation to JIA for the inconvenience, disruption, recruitment, training, education and development of the replacement employee. Licensee shall pay that amount to JIA within thirty (30) days of the date on which the former employee of JIA commences work or services with or for Licensee.

14.12.	Severability
If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be void, invalid, or unenforceable, that provision of the Agreement shall be enforced to the maximum extent permissible so as to affect the intent of the Parties, and the remainder of this Agreement shall continue in full force and effect.

14.13.	Survival
The provisions set forth in the following Sections and Subsections of this Agreement will survive after termination or expiration of this Agreement and will remain in effect until fulfilled: “Use Restrictions”, “Copy Restrictions”, “Ownership”, “Warranty Disclaimer”, “Trade Secrets & Confidentiality”, “Modifications; Source Code” and “General Provisions”.

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IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement effective as identified below.

Accepted by:	JIA, Inc.	LifeVantage Corporation
Name : (Please Print)	J. Robert Cavitt	Douglas C. Robinson
Name : (Signature)	/s/ J. Robert Cavitt	/s/ Douglas C. Robinson
Title:	President & CEO	President & CEO
Date:	October 1, 2012	September 28, 2012

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APPENDIX A

JIA, Inc. Order Form
203 SE Park Plaza Drive, Suite 250
Vancouver, WA USA 98684

Presented To:	Date: September 28, 2012
LifeVantage Corporation 10813 S. River Front Parkway, Suite 500 South Jordan, UT 84095

Licensed Software	Amount (USD)
j6® System License Fee
[***]

License allows for:
A single Production copy of the software
Unlimited number of Users may use the Licensed Software
Unlimited number of Countries may be configured within the single Production copy of the Licensed Software
License for use by the direct selling operations of LifeVantage Corporation
$[***].00 ([***].00) $[***].00
Employee Portal v7.5 or greater
Major Standard Features Include:
Plan Builder:
Supports multiple, concurrent compensation & incentive plans & [***]
Graphical User Interface To Create Compensation Plans, Contests/Promotion Plans, & Reporting Metrics (Key Operating Indicators)
Define each Plan's rules for Qualifications
Define each Plan's rules for Earnings or Point calculations
Control Plan Parameters (percentages, fixed payouts or values )
[***]
[***]

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Copy Existing Plans
Add New Plans And [***]
View Historical Plan Rules
Automatically archives the Genealogy and Transactions for each plan and period

Major Standard Features continued:

Earnings Module:
Multiple Titles & Title Groups
Allows organizing of titles and ranks within specific categories (groups) defined by the user.
Define Earning Categories for auditing and analysis reporting
Multiple Volume Types
Track, count or calculate different transaction types or events (i.e. orders, sales by SKU, enrollment activity, customers, event registrations) that are transmitted into the j6 database
Multiple Calendars/Periods for different Plans
Manage [***] Types and [***] Rules (i.e. [***], Etc.)
Manage Multiple Account Classes Which Categorize Account Types (i.e. Retail, Distributor, Preferred Customer, Lead, Etc.)
Manage the sponsoring rules by Account Classes

Multi-Plan Processor:
Can provide [***] Qualifications status
Generates Plan Results and Audit reporting
Includes standard Earnings Summary Report, Audit Detail Report, Qualifications Inquiry, Earnings Report, Downline Earnings Report and Commission Statement
Exemption Management
Earnings Adjustments
Volume Adjustments
Custom Plan Settings
Processing Workbench - Graphical Administrative Page
'At-a-glance' view of processing status for every production and model plan
Easy-to-use, icon-based plan processing

Genealogy Management & Customer Service
Add New Account, Inquiry and Edit
Contact Management & Inquiry by Account & Employee
Sponsor and Title Management
Account Status Management
Terminate, Class Change And Reinstate With Or Without Downline
First Level Change Inquiry
Web Profile Management
Graphical Genealogy
Tree View Genealogy
Performance [***]
[***]
Viewing the Distributor view of the [***] page within the Employee Portal.

Sales Order Management: Order Entry Product 'fast entry' and 'browse' options in Employee and Distributor Portals Browse / Add to Cart in PWS Support for pending orders
Multiple Order Types Distributor, Customer, Preferred Customer Redemption Autoship Event/Party

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Inventory Setup
Define SKU information
Warehouse location
Stock Master (assign inventory to warehouses, define starting quantities)
Optionally, track Starting Qty, Reserved Qty, Available Qty in j6
Optionally, import quantities from 3rd party WMS (requires integration)

Product Information Setup
Single product assigned to one or more countries
Optionally, separate products per country
Support for Individual, Pack, and Service type products
Support for multiple price types ([***])
Support for multiple volumes ([***])
Support for Cart Views and Product Content (browsing)
Support for Product Categories (browsing)

Database & Change Auditing

Systems Integration Tool Kit (API & Web Services Suite)

Communication Module
Message Trigger Setup
Allows users to create Triggers from the [***] and [***] flows such as [***], and [***]
Users can identify method of delivery ([***], and/or [***]).
Supports Templates for [***] and [***]
Email Templates requires integration with SMTP email Server provided by Customer
SMS Templates uses associated carrier email address
Web Alerts are viewed in the j6 Distributor Portal Web Alerts are viewed in the j6 Distributor Portal which requires a separate Software License purchase.
Administration
Audit Inquiry
Genealogy Viewer Filter and Highlight Management
Menu Administration
Content Resource Management for Language Translation Administration

j6 Distributor Portal - v7.5 or greater
Major Standard Features Include:
[***] Performance Success Tracker
Business Alerts & Tasks
Graphical Genealogy
Highlights & Filters
Save to List
Export to Excel
Tree View Genealogy Query
Additional Downline Reports

Group Status Report
Full Genealogy Report
Commission Earnings Report
With drill down into detail
Downline Earnings Report
My Profile Manager
Account Information
Banking (ACH) Account Management
Web Profile
Theme select
URL Select
My Story
My Image
Online Enrollment

Supports [***] Enrollment process Customer Preferred Customer Distributor Other
Performance Dashboard Distributor Order Entry Customer Orders Supply Orders Redemption/Loyalty/Reward orders Sales Order Incentives Autoship Orders PCI Compliant

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Event Orders Hostess Management Guest List Manager Invitations & Reminders Updated by Hostess Portal Hostess reward calculation and validation against hostess reward rules Email Blaster and List Builder
j6 Personal Website - v7.5 or greater Major Standard Features Include:
Multi - Theme Support
Provide themes based on Product Ranges, Opportunity, Party/Hostess, etc.
Multi - Language Support
Multi - Country & Currency Support
Retail Shopping Cart
Retail Sales Order Incentives
Product Browsing and Details
PCI Compliant

Retail Account Login Account Profile Management Order Status and History Autoship Order Setup & Management Redeem Loyalty Rewards Upcoming Events (Hostess Portal)
Online Enrollment with Kit Order Distributor, Retail and Preferred Customer Enrollment Add Product to Kit Order
Hostess Portal Guest List Manager Invitations & Reminders Guest RSVP Updates (from invitations) Non-attending Guest Orders (e-Order) added to Event/Party totals Hostess Coaching Content
Content Management Tool Menu Administration Tool Manage menu and Page Content Type
Software License Fee Total	$[***].00

Payment Terms
$[***].00 due upon execution of Software License Agreement.
$[***].00 due upon initial installation of the standard Licensed Software at Jenkon's hosting facility or at a location designated by LifeVantage under the terms of this Agreement, whichever is sooner.

$[***].00 due [***] days after installation of the standard j6 software

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APPENDIX B

Confidentiality Agreement

1.
Definition. For the purposes of this Agreement, "Confidential Information" means proprietary information belonging to either Party, including systems, technology, processes, project descriptions, specifications, drawings, business plans, sales & marketing information, prices, technical data, trade secrets, pending trademark and patent applications, computer software, training curriculum, current and prospective clients and customers and financial and accounting information, the source code for the Licensed Software, documentation, technical specifications or information regarding the Licensed Software and any object code, data, fonts and/or technology, financial terms or information communicated by either Party to the other in furtherance of this Agreement not generally known to the public.

2.
Identification of Confidential Information. Neither Party shall have an obligation to specifically identify any information as to which the protection of this Agreement is desired by any notice or other action, and each Party agrees that all information described in Section 1 disclosed by the other Party shall be deemed to be Confidential Information covered by this Agreement.

3.
Protection. Unless written consent is otherwise granted by the disclosing Party, release of, access to, or use of Confidential Information disclosed by either Party shall be restricted to those employees and officers of the receiving Party or their respective affiliates who have a need to know the Confidential Information and only for purposes furthering and consistent with the terms of the Software License Agreement. The Parties shall use the same degree of care to protect the confidentiality of the Confidential Information disclosed to each of them as they use to protect their own Confidential Information and will not disclose or use the Confidential Information other than in conjunction with the terms of the Software License Agreement.

4.    Exceptions. The obligations imposed under paragraph 3, above, shall not apply to Confidential Information:

a.    Which becomes generally available to the public through no wrongful act of the receiving Party;

b.	Which is already lawfully in the possession of the receiving Party and not subject to an existing agreement of confidentiality between the Parties;

c.	Which is received from a third Party without restriction and without breach of this Agreement or other confidentiality agreement between the third Party and the disclosing Party;

d.    Which was independently developed by the receiving Party; or

e.
To the extent necessary to release such Confidential Information in order to comply with applicable law. In the event that the receiving Party is legally requested or required (by oral questions, interrogatories, requests for information and documents, subpoena, or similar process or, in the opinion of counsel for such Party, by other statutes, regulations or laws), to disclose any Confidential Information, the receiving Party shall promptly notify the disclosing Party of such request or requirement so that the disclosing Party will have adequate opportunity to seek an appropriate protective order and monitor compliance with the terms of this Agreement. Failure of either Party to promptly notify the other Party of such request or requirements will constitute a breach of this Agreement.

5.
Limitations. The original and all copies of all or any part of written Confidential Information that is disclosed under this Agreement shall be returned by the receiving Party upon written request by the disclosing Party,. Upon receipt of returned Confidential Information, disclosing Party shall execute an itemized receipt if so requested by the receiving Party.

6.
Obligations. No disclosure of Confidential Information and no obligation hereunder shall be construed to obligate any of the Parties to enter into any further agreement or negotiation with or make any further disclosure to the other Party hereto.

7.
Remedies. In the event of a breach of any of the foregoing provisions, the Parties agree that the harm suffered by the injured Party would not be compensable only by monetary damages and, accordingly, that the injured Party shall be entitled to an injunction against such breach in addition to any other available legal or equitable remedies.

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8.
Term. This Agreement shall terminate upon the termination or expiration of the Software License Agreement being entered into by the Parties concurrently with this Agreement. Notwithstanding the termination of this Agreement, the Parties obligations regarding the confidentiality of disclosed Confidential Information shall continue as set forth in paragraph 3, above.

9.
Entire Agreement. This Agreement and Section 9 of the Software License Agreement constitutes the entire agreement and understanding between the Parties with respect to confidentiality of the Confidential Information and it supersedes any and all prior or contemporaneous oral or written understandings or agreements relating thereto. No agent, employee or representative of any Party has any authority to bind such Party to any affirmation, representation or warranty; and, unless such is specifically included within this Agreement, it shall not be enforceable by another Party hereto.

10.	Notices. Any notices required by this Agreement shall be in writing and shall be given by hand or sent by first class mail to the applicable address noted below:

LifeVantage Corporation	JIA, Inc.
9815 S. Monroe Street, Suite 100 Sandy, UT 84070	203 SE Park Plaza Dr, Suite 250
Vancouver, WA 98684
Attn: Bob Cutler	Attn: Accounting Department

11.
Governing Law. This Agreement is to be governed by the laws of Washington and the Parties hereby consent to the jurisdiction of the courts sitting in Clark County, Washington to adjudicate all disputes arising hereunder.

12.
Arbitration. BY AGREEING TO RESOLVE FUTURE DISPUTES IN ARBITRATION, THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL. Any claim or controversy between or among the Parties shall be resolved by binding arbitration in Vancouver, Washington, in accordance with the applicable arbitration rules of the American Arbitration Association. The arbitrator(s) shall award recovery of all attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees. Judgment on the arbitrator(s)' award may be entered in any court having jurisdiction thereof. This Section does not limit the right of any Party to exercise the remedies provided in Section 7.

13.	Authority. Each individual signing this Agreement warrants that he or she is authorized to, and by his or her signature does intend to, bind the entity or person for which he or she purports to act.

Accepted by:	JIA, Inc.	LifeVantage Corporation
Name : (Please Print)	J. Robert Cavitt	Douglas C. Robinson
Name : (Signature)	/s/ J. Robert Cavitt	/s/ Douglas C. Robinson
Title:	President & CEO	President & CEO
Date:	October 1, 2012	September 28, 2012

[***] Confidential portions of this document denoted by [***] have been redacted and filed separately with the Securities and Exchange Commission